SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2015

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

0-30106	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting was held on April 27, 2015. There were 17,718,778 shares outstanding and entitled to vote at the Annual Meeting; of those shares, 15,108,600 were voted in person or by proxy. The following matters were voted upon at the Annual Meeting:

1.	Proposal No. 1, the election of eleven nominees to the Board of Directors to serve as directors until the 2016 Annual Meeting or until their successors have been elected and qualified;

2.	Proposal No. 2, an advisory (non-binding) resolution approving executive compensation;

3.	Proposal No. 3, ratification of appointment of Moss Adams LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The following is a summary of the voting results for the matters voted upon by the shareholders at the annual meeting.

Proposal No. 1 – Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Ballin	12,716,178	269,455	2,122,967
Roger W. Busse	12,692,260	293,373	2,122,967
Eric S. Forrest	12,775,079	210,554	2,122,967
Michael E. Heijer	12,728,440	257,193	2,122,967
Michael D. Holzgang	12,766,731	218,902	2,122,967
Judith A. Johansen	12,792,987	192,646	2,122,967
Donald L. Krahmer Jr.	12,800,001	185,632	2,122,967
Donald G. Montgomery	12,758,255	227,378	2,122,967
Jeffrey D. Pinneo	12,771,891	213,742	2,122,967
John H. Rickman	12,770,939	214,694	2,122,967
Karen Whitman	12,801,044	184,589	2,122,967

Proposal No. 2 - Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,121,666	631,456	232,511	2,122,967

Proposal No. 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
14,997,128	79,437	32,035

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2015

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Michael A. Reynolds
Michael A. Reynolds
Executive Vice President Chief Financial Officer

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